Exhibit 10.1

Reliant Energy, Inc.

1000 Main Street

Houston, TX  77002

April 18, 2006

Seneca Capital, L.P.

590 Madison Ave.

28th Floor

New York, NY  10022

Attn: Douglas A. Hirsch

Dear Mr. Hirsch:

Reference is made to the submission (the “Advance Notice Submission”) by Seneca Capital, L.P. (“Seneca”) of its intention to nominate three candidates to stand for election to the Board of Directors (the “Board”) of Reliant Energy, Inc. (the “Company”) at the Company’s 2006 Annual Meeting of Stockholders (the “2006 Annual Meeting”) and Seneca’s stated intention to solicit proxies in support of its nominees (the “Proxy Contest”).

As we have discussed, subject to Seneca’s agreement to the terms and conditions set forth in this letter agreement (this “Letter Agreement”), the Company agrees that on or before September 1, 2006, the Nominating and Corporate Governance Committee will recommend the appointment, and the Board will appoint, to the Board as a director a representative of a substantial institutional stockholder of the Company (based on such stockholder’s stock ownership as of the date of such appointment), the particular identity of such individual to be determined by the Board in its sole discretion. It being the intent of the parties that representative means an officer, employee or former executive of that substantial institutional shareholder or a person who represents the interests and objectives of a substantial institutional shareholder of the Company. The Company further agrees to issue a press release announcing this settlement and the terms thereof no later than 5:30 P.M. EDT on Tuesday, April 18, 2006. Effective upon execution of this Letter Agreement, Seneca irrevocably withdraws its Advance Notice Submission and agrees to terminate the Proxy Contest. Seneca further agrees that it shall vote, and shall cause each of its affiliated entities and individuals, described in the Advance Notice Submission or otherwise, to vote, all shares of the Company’s common stock which they are entitled to vote at the 2006 Annual Meeting in favor of the election of each of the Board’s nominees.

If the terms of this Letter Agreement are acceptable to you, please execute where indicated below and return a signed copy of this Letter Agreement to the undersigned, which shall thereupon constitute a binding agreement.

Very truly yours,

RELIANT ENERGY, INC.

By:	/s/ Joel Staff
	Name:	Joel Staff
	Title:	Chairman and Chief Executive Officer

Accepted and Agreed to as

of the date first written above:

SENECA CAPITAL, L.P.

By: SENECA CAPITAL ADVISORS, LLC,
its general partner

By:		/s/ Douglas A. Hirsch
	Name:	Douglas A. Hirsch
	Title:	Managing Member